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                                                                 EXHIBIT 23.03

Each of the undersigned hereby consents to the filing by OGE Energy Corp. of a Registration Statement on Form S-4 designating the undersigned as a person who will become a director of OGE Energy Corp. Each of the undersigned understands that this consent will be filed as an exhibit to the aforementioned Registration Statement or an amendment thereto.

/s/ James G. Harlow, Jr.                    /s/ Steven E. Moore
-----------------------------               ---------------------------
James G. Harlow, Jr.                        Steven E. Moore

/s/ Herbert H. Champlin                     /s/ Bill Swisher
-----------------------------               ---------------------------
Herbert H. Champlin                         Bill Swisher

/s/ William E. Durrett                      /s/ John A. Taylor
-----------------------------               ---------------------------
William E. Durrett                          John A. Taylor

/s/ Martha W. Griffin                       /s/ Ronald H. White, M.D.
-----------------------------               ---------------------------
Martha W. Griffin                           Ronald H. White, M.D.

/s/ Hugh L. Hembree, III
-----------------------------
Hugh L. Hembree, III



Dated: September 20, 1995